Exhibit 3.237

Mail to:	PO Box 308 Trenton, NJ 08625	STATE OF NEW JERSEY DIVISION OF REVENUE	Overnight to:	225 West State St. 3rd Floor Trenton, NJ 08608-1001

PUBLIC RECORDS FILING FOR NEW BUSINESS ENTITY

Fill out all information below INCLUDING INFORMATION FOR ITEM 11, and sign in the space provided. Please note that once filed, this form constitutes your original certificate of incorporation/formation/registration/authority, and the information contained in the filed form is considered public. Refer to the instructions for delivery/return options, filing fees and field-by-field requirements. Remember to remit the appropriate fee amount. Use attachments if more space is required for any field, or if you wish to add articles for the public record.

1.	Business Name: FERRET MUSIC LLC

2.	Type of Business Entity: L.L.C. (See Instructions for Codes, Page 21, Item2)	3. Business Purpose: 1405 (See Instructions, Page 22, Item 3)

4.	Stock (Domestic Corporations Only LLC’s and Non Profit Leave Blank)	5.	Duration (If Indefinite or )

6.	State of Formation/Incorporation (Foreign Entities Only):	7.	Date of Formation/Incorporation (Foreign Entities Only):

8.	Contact Information:
	Registered Agent Name:	Carl Severson

Registered Office (Must be a New Jersey address with street address)		Main Business or Principal Business Address

Street	47 Wayne Street #3	Street	47 Wayne Street #3

City	Jersery City Zip 07302	City	Jersery City State NJ Zip 07302

9.

Management (Domestic Corporations and Limited Partnerships Only)

•         For-Profit and Professional Corporations list initial Board of Directors, minimum of 1;

•         Domestic Non-Profits list Board of Trustees, minimum of 3;

•         Limited Partnerships list all General Partners.

Name	Street Address	City	State	Zip

The signatures below certify that the business entity has complied with all applicable filing requirements pursuant to the laws of the State of New Jersey.

10.	Incorporators (Domestic Corporations Only, minimum of 1)

Name	Street Address	City	State	Zip

** Signature(s) for the Public Record (See instructions for information on Signature Requirements)

Signature	Name	Title	Date

/s/ Carl Severson	Carl Severson	Authorized Rep.	4/7/02

0600167850
1241099 2381928

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